UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

September 2026 Original Issue Discount Note and Pre-Funded Warrant

On September 8, 2026, the Company issued promissory notes to certain accredited investors in the aggregate principal amount of $280,000 (inclusive of a $30,000 original issuance discount) (the “September 2026 OID Notes”) for gross proceeds of $250,000. The Company the net proceeds of the September 2026 OID Notes to repay (i) $19,710under that certain 7% promissory note in the original principal amount of $233,910 issued to Vanquish Funding Group Inc. and (ii) $19,710 under those certain 18.75 % notes issued in June 2025. The remaining net proceeds will be used for working capital and general corporate purposes. In addition, the Company issued pre-funded warrants (“September 2026 Pre-Funded Warrants”) to purchase 1,000,000 shares of its common stock (“September 2026 Pre-Funded Warrant Shares”) as an inducement for investors to purchase the September 2026 OID Notes.

The September 2026 OID Notes mature on April 8, 2027 and accrues interest at a rate of 7% per annum which increases to 15% (or the maximum amount permitted by law) during the existence of an event of default. The September 2026 OID Notes may be prepaid at any time at 105% of the original principal amount. The September 2026 OID Notes contain negative covenants, including restrictions on additional indebtedness while the notes are outstanding.

The Company granted the investors in the Note Purchase Agreement a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date).

The September 2026 Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the September 2026 Pre-Funded Warrants are exercised in full; provided, however, that until the Company has obtained stockholder approval for issuance of the September 2026 Pre-Funded Warrant Shares, the Company shall not issue a number of September 2026 Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions A holder may not exercise any portion of the September 2026 Pre-Funded Warrants to the extent a purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to September 2026 Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The foregoing descriptions of each of the Note Purchase Agreement, September 2026 OID Notes and the September 2026 Pre-Funded Warrants does not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Equity Purchase Agreement for Equity Line

On September 9, 2026, Change Agents Corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to that certain Equity Purchase Agreement dated July 22, 2026 as amended by that First Amendment (the “First Amendment”) to Equity Purchase Agreement dated August 21, 2026 (as amended by the First Amendment and the Second Amendment, the “Purchase Agreement”), between the Company and Hudson Global Ventures, LLC, a Nevada limited liability company (the “Investor”). The Amendment amended the terms of the original Purchase Agreement as amended by the First Amendment pursuant to which the Company may, upon the terms and subject to the conditions set forth therein, require the Investor to purchase shares of the Company’s common stock, par value $0.0001 per shares (“Common Stock”) having an aggregate purchase price of up to $10,000,000 to (a) reduce the purchase price for shares sold to the Investor under the Purchase Agreement to $2.00 per share and to amend and restate the Applicable Trading Amount for each Put (i.e. the amount that the Company can require the investor to purchase) as follows:

(a)	$15,000.00 if (i) the VWAP of the Common Stock during the period beginning at the start of regular trading hours” as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws on the Put Date and continuing through the time of the delivery of the Put Notice to Investor is greater than $2.50, and (ii) the total trading volume of the Company’s Common Stock on the Principal Market on the Put Date prior to the delivery of the Put Notice to Investor exceeds 100,000 shares; or

(b)	$15,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $3.00 but less than or equal to $3.50; or

(c)	$25,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $3.50 but less than or equal to $4.00; or

(d)	$100,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $4.00 but less than or equal to $5.00; or

(e)	$200,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $5.00 but less than or equal to $6.50; or

(f)	$350,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $6.50 but less than or equal to $9.00; or

(g)	$450,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $9.00 but less than or equal to $15.00; or

(h)	$500,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $15.00.

For the avoidance of doubt, each of the closing prices as well as the number of shares identified above in this definition of Applicable Trading Amount are subject to adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the number of outstanding Common Stock. Notwithstanding the foregoing, if the parameters in any of the subsections (b) through (h) of the definition of Applicable Trading Amount are satisfied on the respective Put Date, then subsection (a) of the definition of Applicable Trading Amount shall not apply on the respective Put Date.

The Amendment also included an Exchange Cap whereby until the Company obtains stockholder approval for the transactions contemplated by the Equity Purchase Agreement, as amended by the First Amendment,, the Company shall not issue an aggregate amount of Put Shares under the Agreement, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Waivers and Pre-Funded Warrants

On each of September 10, 2026 and September 14, 2026, the Company entered into certain waivers (the “September 2026 Waiver”) with each of Dune Equity Holdings, LLC (“Dune”) and FirstFire Opportunities Fund, LLC (“Firstfire”) of provisions under outstanding notes held by them to allow for the Company to issue the September 2026 OID Notes. In consideration of these September 2026 Waivers, the Company agreed to issue each of Dune and FirstFire pre-funded warrants (collectively, the “Waiver Pre-Funded Warrants”) to purchase 50,000 and 34, 000 shares of Common Stock, respectively (collectively, the “Waiver Pre-Funded Warrant Shares”). The Waiver Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Waiver Pre-Funded Warrants are exercised in full; provided, however, that until the Company has obtained stockholder approval for issuance of the Waiver Pre-Funded Warrant Shares, the Company shall not issue a number of Waiver Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions A holder may not exercise any portion of the Waiver Pre-Funded Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to September 2026 Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company. In addition, the Company shall not issue a number of Common Stock pursuant to the exercise of this Warrant, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions, unless the Company has obtained the Stockholder Approval The Waiver Pre-Funded Warrants also provide that if the Company fails to procure stockholder approval for issuance of the Waiver Pre-Funded Warrant Share on or before the date which is 90-days after issuance of the Waiver Pre-Funded Warrants, then the holders of such warrants will have the right to require the Company to pay a buyout fee redeem the warrants in the amount of $125,000 for Dune and $75,000 for FirstFire.

The foregoing description of each of the September 2026 Waivers and the Waiver Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the September 2026 Waivers and the Waiver Pre-Funded Warrants , copies of which are filed as Exhibits 10.3 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the September 2026 OID Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the September 2026 Pre-Funded Warrant, the shares of Common Stock issuable upon exercise of the September 2026 Pre-Funded Warrant, the Purchase Agreement and the September 2026 Pre-Funded Warrant Shares the Purchase Agreement and the Shares of Common Stock issuable thereunder (the “ELOC Shares”) and the Waiver Pre-Funded Warrants and the Waiver Pre-Funded Warrant Shares is incorporated by reference into this Item 3.02. The September 2026 Pre-Funded Warrant, the September 2026 Pre-Funded Warrant Shares, the ELOC Shares, the Waiver Pre-Funded Warrants and the Waiver Pre-Funded Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were offered and sold, or will be issued, in reliance upon exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1	Form of September 2026 OID Note
4.2	Form of September 2026 Pre-Funded Warrant
4.3	Form of Waiver Pre-Funded Warrant
10.1*	Form of Note Purchase Agreement
10.2	Second Amendment to Equity Purchase Agreement dated September 9, 2026
10.3	Form of September 2026 Waiver
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer